EXHIBIT 99.1

FORM OF PROXY CARD

HEALTHCARE AI ACQUISITION CORP.

418 Broadway #6434, Albany NY 12207

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTHCARE AI ACQUISITION CORP.

The undersigned hereby appoints Jiande Chen as proxy (the “Proxy”), with full power to act and with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all ordinary shares of Healthcare AI Acquisition Corp. (“HAIA”) held of record by the undersigned on April 7, 2025, at the Extraordinary General Meeting of Shareholders (“Extraordinary General Meeting of Shareholders”) to be held on _________, 2025, or any postponement or adjournment thereof. The Extraordinary General Meeting of Shareholders will be held will be held at 9:00 a.m. Eastern Time, on _________, 2025, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and www.cleartrustonline.com/haia virtually. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges  receipt of the accompanying proxy statement and revokes all prior  proxies for the Extraordinary General Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE  DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR  PROXIES  GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. THE HAIA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)

Proposal No. 1 - The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination described in this proxy statement/prospectus, including (a) Merger Sub I will merge with and into Leading Group (the “Leading Group Merger”), the separate existence of Merger Sub I will cease and Leading Group will be the surviving corporation of Leading Group Merger and a direct wholly-owned subsidiary of PubCo (Leading Group is hereinafter referred to for the periods from and after Leading Group Merger Effective Time (as defined below) as the “Surviving Corporation”), and (ii) following confirmation of the effective filing of Leading Group Merger but on the same day, Merger Sub II will merge with and into HAIA (the “HAIA Merger” and together with Leading Group Merger, the “Mergers”), the separate existence of Merger Sub II will cease and HAIA will be the surviving corporation of the HAIA Merger and a direct wholly-owned subsidiary of PubCo. Upon completion of the Mergers, PubCo will be the Surviving Entity (the “Business Combination Proposal”);

☐ FOR ☐ AGAINST ☐ ABSTAIN

(1)

Proposal 2 — The Merger Proposal —to consider and vote upon, as a special resolution, a proposal to approve and authorize that the plan of merger for the HAIA Merger (a copy of the Merger Agreement is included as Annex A to the proxy statement/prospectus), and any and all transactions provided for in the plan of merger for the HAIA Merger, including without limitation (a) the merger of Merger Sub II. with and into HAIA, with HAIA surviving the merger as a wholly-owned subsidiary of PubCo, and (b) upon the HAIA Merger becoming effective, the memorandum and articles of association of the HAIA will be the memorandum and articles of association in the form annexed as Appendix II to the plan of merger for the HAIA Merger, being the memorandum and articles of association of Merger Sub II, be approved and authorized. (The "Merger Proposal");

☐ FOR ☐ AGAINST ☐ ABSTAIN

(1)

Proposals 3 — The Advisory Organizational Documents Proposals — as an ordinary resolution, to consider and vote upon a proposal to approve and adopt, subject to consummation of the Business Combination, the PubCo Listing Articles (collectively, the “Advisory Organizational Documents Proposals”);

☐ FOR ☐ AGAINST ☐ ABSTAIN

(1)

Proposal 4 – The Director Appointment Proposal – as an ordinary resolution, to consider and vote upon a proposal to appoint directors in the manner set out in the Business Combination Agreement to serve on the board of directors of the PubCo until their respective successors are duly appointed and qualified pursuant to the terms of the PubCo Listing Articles (the “Director Appointment Proposal”);

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)

Proposal 5 — The Adjournment Proposal — as an ordinary resolution, to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates as described in this proxy statement/prospectus (the “Adjournment Proposal”).

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

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SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE  MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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